                                                                    EXHIBIT 12.1



       CALCULATIONS OF EARNINGS TO FIXED CHARGES AND PREFERRED DIVIDENDS


                         (IN THOUSANDS, EXCEPT RATIOS)



                                                                      YEAR ENDED DECEMBER 31,
                                                           ---------------------------------------------
                                                            1995     1996     1997       1998      1999
                                                           ------   ------   -------   --------   ------
Pre-tax income (loss)....................................   6,730   57,952   (17,340)  (126,897)  26,083
Interest expense.........................................  15,389   36,009    27,357     32,471   33,110
TECONS dividends.........................................              165     6,613      6,613    6,613
Preferred stock dividends................................   1,472      939
                                                           ------   ------   -------   --------   ------
         Adjusted earnings (loss)........................  23,591   95,065    16,630    (87,813)  65,806
                                                           ------   ------   -------   --------   ------
Fixed charges:
  Interest expense.......................................  15,389   36,009    27,357     32,471   33,110
  Capitalized interest...................................       0        0     2,143        578      251
  TECONS dividends.......................................       0      165     6,613      6,613    6,613
  Preferred stock dividends..............................   1,472      939         0          0        0
                                                           ------   ------   -------   --------   ------
                                                           16,861   37,113    36,113     39,662   39,974
                                                           ------   ------   -------   --------   ------
Deficit of loss to fixed charges and preferred
  dividends..............................................       0        0   (19,483)  (127,475)       0
                                                           ======   ======   =======   ========   ======
Ratio of earnings to fixed charges and preferred
  dividends..............................................    1.40     2.56         0          0     1.65


---------------

(1) Earnings were not sufficient to cover fixed charges and preferred dividends for 1997 and 1998 by $19.5 million and 127.5 million, respectively.

                   CALCULATIONS OF EARNINGS TO FIXED CHARGES
                         (IN THOUSANDS, EXCEPT RATIOS)


                                                                      YEAR ENDED DECEMBER 31,
                                                           ---------------------------------------------
                                                            1995     1996     1997       1998      1999
                                                           ------   ------   -------   --------   ------
Pre-tax income (loss)....................................   6,730   57,952   (17,340)  (126,897)  26,083
Interest expense.........................................  15,389   36,009    27,357     32,471   33,110
TECONS dividends.........................................              165     6,613      6,613    6,613
                                                           ------   ------   -------   --------   ------
         Adjusted earnings (loss)........................  22,119   94,126    16,630    (87,813)  65,806
                                                           ------   ------   -------   --------   ------
Fixed charges:
  Interest expense.......................................  15,389   36,009    27,357     32,471   33,110
  Capitalized interest...................................       0        0     2,143        578      251
  TECONS dividends.......................................       0      165     6,613      6,613    6,613
  Preferred stock dividends..............................       0        0         0          0        0
                                                           ------   ------   -------   --------   ------
                                                           15,389   36,174    36,113     39,662   39,974
                                                           ------   ------   -------   --------   ------
Deficit of loss to fixed charges.........................       0        0   (19,483)  (127,475)       0
                                                           ======   ======   =======   ========   ======
Ratio of earnings to fixed charges.......................    1.44     2.60      0.00       0.00     1.65


---------------

(1) Earnings were not sufficient to cover fixed charges for 1997 and 1998 by $19.5 million and 127.5 million, respectively.